UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

MEDIACOM LLC

(Exact name of Registrant as specified in its charter)

New York	333-82124-01	06-1633421
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The operating subsidiaries of Mediacom LLC (the “operating subsidiaries”) have a senior secured bank credit facility (the “credit facility”) that consists of revolving credit commitments and term loans. On November 23, 2015, the operating subsidiaries entered into an incremental facility agreement with the lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent, that provided for an additional $112.5 million of revolving credit commitments under the credit facility. After giving effect to such additional commitments, the operating subsidiaries will have $362.5 million of revolving credit commitments, which are scheduled to expire on the earliest of: (i) February 5, 2019; (ii) 91 days prior to the final maturity of any term loan under the credit facility if $200.0 million or more remains outstanding under such term loan on that date; or (iii) six months prior to the scheduled maturity date of any affiliated subordinated indebtedness that is then outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2015

Mediacom LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer